Exhibit 10.21
AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
     This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of       , 2007, by and among Stinger Systems, Inc., a Nevada corporation (the “Company”), Bonanza Master Fund Ltd. (“Bonanza”), Tonga Partners, L.P. (“Tonga”), The Cuttyhunk Fund Limited (“Cuttyhunk”), and Anegada Master Fund, Ltd. (“Anegada”, and together with Bonanza, Tonga and Cuttyhunk, the “Holders”).
RECITALS
     WHEREAS, the Company and the Holders are parties to that certain Registration Rights Agreement, dated January 25, 2007 (the “Agreement”), pursuant to which the Holders have the right to cause the Company to register certain shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), under the Securities Act of 1933, as amended (the “Securities Act”), in certain circumstances;
     WHEREAS, on or about May 23, 2007, the Company filed a registration statement on Form S-1 pursuant to the Agreement and included that number of shares representing 150% of the Registrable Securities (as that term is defined in the Agreement); and
     WHEREAS, pursuant to and in accordance with the terms of this Amendment, the parties hereto desire: (i) to reduce the number of securities required to be registered under the Agreement to an amount representing 100% of the Registrable Securities.
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Amended Provision. The first sentence of Section 2(a) of the Agreement is hereby deleted and replaced in its entirety with the following:
On or prior to each Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415.
     2. Amended Provision. Section 3(c) of the Agreement is hereby deleted and replaced in its entirety with the following:
If during the Effectiveness Period, the number of Registrable Securities at any time exceeds the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than 100% of the number of such Registrable Securities.
     3. No Other Changes. Except as modified or supplemented by this Amendment, the Agreement remains unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment to the Registration Rights Agreement as of the date first written above.

STINGER SYSTEMS, INC.

By:

Name:	David J. Meador
Title:	Chief Financial Officer
Address:	2701 North Rocky Point Drive
Suite 1130
Tampa, Florida 33607
[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO STIY RRA]

Bonanza Master Fund, Ltd.
Signature of Authorized Signatory of Holder:

Name of Authorized Signatory: Brian Ladin
Title of Authorized Signatory: Partner
Address:	300 Crescent Court
Suite 250
Dallas, TX 75201

Tonga Partners, L.P.
Signature of Authorized Signatory of Holder:

Name of Authorized Signatory: J. Carlo Cannell
Title of Authorized Signatory: General Partner
Address:	240 East Deloney Avenue
P.O. Box 3459
Jackson, WY 83001

Anegada Master Fund, Ltd.
Signature of Authorized Signatory of Holder:

Name of Authorized Signatory: J. Carlo Cannell
Title of Authorized Signatory: Director
Address:	240 East Deloney Avenue
P.O. Box 3459
Jackson, WY 83001

The Cuttyhunk Fund Limited
Signature of Authorized Signatory of Holder:

Name of Authorized Signatory: Geoffrey M. Lewis
Title of Authorized Signatory: Director
Address:	240 East Deloney Avenue
P.O. Box 3459
Jackson, WY 83001